UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2017

JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

000-49728	87-0617894
(Commission File Number)	(I.R.S. Employer Identification Number)

27-01 Queens Plaza North, Long Island City, NY	11101
(Address of principal executive offices)	(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02(e)    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 23, 2017, JetBlue Airways Corporation ("JetBlue" or the "Company") entered into a transition agreement with James F. Leddy, its former interim Chief Financial Officer. The transition arrangement provides that Mr. Leddy shall resign as SVP Treasurer and serve as an at-will advisor for the Company for up to six months, through September 1, 2017. During such advisory period, Mr. Leddy shall be paid his salary of $378,500. At the end of the advisory period, Mr. Leddy shall be eligible to be paid a lump sum payment of $351,812 as consideration for a release. The agreement includes reasonable and customary covenants, including non-solicitation, non-disparagement, non-competition, and confidentiality provisions, as well as flight benefits as provided to similarly situated individuals in accordance with Company policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date: February 28, 2017	By: /s/ Alexander Chatkewitz
Vice President Controller
Chief Accounting Officer (principal accounting officer)